Exhibit 10.20 AMENDED & RESTATED EMPLOYMENT AGREEMENT (Todd Pedersen) AMENDED & RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) dated March 4, 2019, by and between APX Group, Inc., a Delaware corporation (the “Company”) and Todd Pedersen (“Executive”). WHEREAS, the Company is an indirect, wholly owned subsidiary of 313 Acquisition, LLC, a Delaware limited liability company (“Parent”); WHEREAS, the Parent, the Company and Executive entered into an Employment Agreement dated as of August 7, 2014 (the “Prior Agreement”); WHEREAS, the Parent, the Company and Executive desire to amend and restate in its entirety the Prior Agreement, and for one or more of the Company’s subsidiaries to continue to employ Executive and Executive desires to continue to be employed in such capacities, on the terms set forth in this Agreement as of the date hereof; and WHEREAS, the Company and Executive desire to enter into this Agreement embodying the terms of such employment which shall, effective as of the date hereof, replace and supersede the Prior Agreement; NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows: 1. Term of Employment. Subject to the provisions of Section 5 of this Agreement, Executive shall continue to be employed by the Company and/or one or more of its subsidiaries through March 4, 2022 (the “Employment Term”) on the terms and subject to the conditions set forth in this Agreement; provided, however, the Employment Term shall be automatically extended for an additional one-year period commencing on March 4, 2022 and, thereafter, on each such successive anniversary thereafter (each an “Extension Date”), unless the Company or Executive provides the other party hereto at least 90 days prior written notice before the next Extension Date that the Employment Term shall not be so extended. 2. Position, Duties and Authority. (a) During the Employment Term, Executive shall serve as the Company’s Chief Executive Officer. In such position, Executive shall have such duties, functions, responsibilities and authority as shall be determined from time to time by the Board of Directors of the Company (the “Board”) and be consistent with the duties, functions, responsibilities and authority of an individual in Executive’s position at a portfolio company of a private equity firm. Executive shall report directly to the Board. If requested by the Board, Executive shall also serve as a member of the Board without additional compensation. (b) Executive will devote substantially all of Executive’s business time and reasonable best efforts to the operation and oversight of the Company’s businesses and performance of Executive’s duties hereunder (excluding periods of vacation and sick leave) and 001366-0001-15794-Active.29119549.5 will not engage in any other business activities that could conflict with his duties or services to the Company; provided that nothing herein shall preclude Executive, subject to obtaining consent of the Board (not to be unreasonably withheld), from (i) accepting appointment to or continuing to serve on any board of directors or trustees of any business corporation, and (ii) serving as an officer or director or otherwise participating in non-profit educational, welfare, social, religious and civil organizations. The parties agree that consent shall be deemed obtained with respect to Executive’s service on the board of directors Intermountain Health Care. 3. Compensation. (a) Base Salary. During the Employment Term, the Company shall pay Executive a base salary (“Base Salary”) at the annual rate of $1,021,199.82, payable in regular installments in accordance with the Company’s usual payment practices. Executive’s Base Salary shall be subject to annual review and subject to increase, if any, as may be determined from time to time in the sole discretion of the Board, but in no event shall the Company be entitled to reduce Executive’s Base Salary. (b) Annual Bonus. During the Employment Term, Executive shall be eligible to earn an annual bonus award (an “Annual Bonus”) with a target amount equal to the sum of (x) 100% of Executive’s Base Salary at the end of the performance period minus (y) $300,000 (the “Annual Target Bonus”). Each Annual Bonus shall be determined based on the achievement of performance objectives and targets established by the Board for the applicable year. The Annual Bonus, if any, shall be paid to Executive within two and one-half months after the end of the applicable fiscal year. Except as provided in Section 5, no Annual Bonus shall be payable in respect of any fiscal year in which Executive’s employment is terminated. 4. Benefits. (a) General. During the Employment Term, Executive shall be entitled to participate in the Company’s employee benefit, fringe and perquisite plans, practices, policies and arrangements as in effect from time to time (collectively, “Employee Benefits”), on generally the same terms and conditions as each of the Employee Benefits are made available to other senior executives of the Company (other than with respect to annual bonuses, incentive plans and severance plans (as well as any other terms and conditions specifically determined under this Agreement), the benefits for each which shall be determined instead in accordance with this Agreement); provided that Executive shall be entitled to no less than four (4) weeks’ vacation per calendar year. (b) Reimbursement of Business Expenses. During the Employment Term, the Company shall reimburse Executive for reasonable and necessary business expenses incurred by Executive in the performance of Executive’s duties hereunder in accordance with its then prevailing policy for senior executives (which shall include appropriate itemization and substantiation of expenses incurred). (c) Reimbursement of Financial Advisor Expenses. During the Employment Term, the Company shall reimburse expenses incurred by Executive related to the engagement of a financial advisor by Executive to provide customary financial advice to Executive and to 2 001366-0001-15794-Active.29119549.5

manage Executive’s personal investments, provided that the annual reimbursement to such advisor to provide such services to Executive shall not exceed $125,000 annually and, provided, further, that such financial advisor shall not be an employee of the Company or any of its affiliates. Any such reimbursements shall be considered taxable income to the Executive and the Executive shall be entitled to be “grossed up” by the Company in respect of any taxes owed by the Executive in respect thereof. 5. Termination. (a) The Employment Term and Executive’s employment hereunder may be terminated by either party at any time and for any reason, subject to the notice and cure provisions set forth below. Notwithstanding any other provision of this Agreement, the provisions of this Section 5 shall exclusively govern Executive’s rights upon termination of employment with the Company and its affiliates. (b) By the Company for Cause or by Executive other than as a result of Good Reason. (i) The Employment Term and Executive’s employment hereunder may be terminated by the Company for Cause and shall terminate automatically upon the effective date of Executive’s resignation other than as a result of Good Reason (as defined in Section 5(d)(i)). (ii) Definition of Cause. For purposes of this Agreement, “Cause” shall mean (A) Executive’s continued failure substantially to perform Executive’s employment duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to Executive of such failure, (B) dishonesty in the performance of Executive’s employment duties that is materially injurious to the Company, (C) an act or acts on Executive’s part constituting (x) a felony charge under the laws of the United States or any state thereof or (y) a misdemeanor charge involving moral turpitude, (D) Executive’s willful malfeasance or willful misconduct in connection with Executive’s employment duties which causes substantial injury to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates or (E) the Executive’s material breach of any of the covenants set forth in Section 6 (other than any action taken in good faith and in a manner not opposed to the best interests of the Company, and which is promptly remedied by Executive upon notice by the Board); provided that none of the foregoing events shall constitute Cause unless Executive fails to cure such event and remedy any adverse or injurious consequences arising from such events within 30 days after receipt from the Company of written notice of the event which constitutes Cause (except that no cure or remedy period shall be provided if the event or such consequences are not capable of being cured and remedied). (iii) If Executive’s employment is terminated by the Company for Cause, Executive shall be entitled to receive: 3 001366-0001-15794-Active.29119549.5

(A) no later than 10 days following the date of termination, the Base Salary through the date of termination; (B) any Annual Bonus earned, but unpaid, as of the date of termination for the immediately preceding fiscal year, paid in accordance with Section 3(b) (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with the Company, in which case such payment shall be made in accordance with the terms and conditions of such deferred compensation arrangement); (C) reimbursement, within 60 days following receipt by the Company of Executive’s claim for such reimbursement (including appropriate supporting documentation), for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy prior to Executive’s termination; provided that such claims for such reimbursement are submitted to the Company within 90 days following the date of Executive’s termination of employment; and (D) such Employee Benefits, if any, as to which Executive may be entitled under the tax qualified employee benefit plans of the Company, payable in accordance with the terms and conditions of such tax qualified employee benefit plans (the amounts described in clauses (A) through (D) hereof being referred to as the “Accrued Rights”). For the avoidance of doubt, in any legal proceeding to determine whether grounds for Cause existed on any date that the Company took action on the basis of the existence of Cause, the Company shall bear the burden of demonstrating grounds for Cause existed on such date. Following such termination of Executive’s employment by the Company for Cause, except as set forth in this Section 5(b)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement. (iv) If Executive resigns other than as a result of Good Reason, provided that Executive will be required to give the Company at least 60 days advance written notice of any resignation of Executive’s employment (other than as a result of Good Reason), Executive shall be entitled to receive the Accrued Rights. Following such resignation by Executive other than as a result of Good Reason, except as set forth in this Section 5(b)(iv), Executive shall have no further rights to any compensation or any other benefits under this Agreement. (c) Disability or Death. (i) Disability. During any period that Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness or injury (the “Disability Period”), Executive shall continue to receive his full Base Salary set forth in Section 3(a) until his employment is terminated pursuant to Section 5(a). For purposes of this Agreement, “Disability” shall mean Executive’s inability to perform, with or without reasonable accommodation, Executive’s duties under this Agreement due to a physical or 4 001366-0001-15794-Active.29119549.5 mental illness or injury for a period of six consecutive months or for an aggregate of 12 months in any consecutive 24-month period. Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third physician who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of this Agreement. (ii) Upon termination of Executive’s employment hereunder for either Disability or death, Executive or Executive’s estate, survivors or beneficiaries (as the case may be) shall be entitled to receive: (A) the Accrued Rights; (B) no later than 10 days following the date of termination, a pro rata portion of the Annual Target Bonus payable for the fiscal year in which such termination occurs, based on a fraction, the numerator of which is the number of days during the fiscal year up to and including the date of termination of Executive’s employment and the denominator of which is the number of days in such fiscal year (the “Pro-Rated Bonus”); (C) no later than 10 days following the date of termination, a lump sum cash payment representing the monthly COBRA costs of providing health and welfare benefits for Executive and Executive’s dependents under the plans in which Executive was participating on the date of the applicable “COBRA qualifying event”, at the time of such event, times twenty-four (the “COBRA Payment”); and (D) death or disability benefits under any applicable plans and programs of the Company in accordance with the terms and provisions of such plans and programs. (d) By the Company Without Cause or Resignation by Executive as a Result of Good Reason. (i) “Good Reason” shall be deemed to exist upon the occurrence of (A) a material reduction in Executive’s base salary; (B) a material diminution in Executive’s title or Executive’s duties, authority and responsibilities measured in the aggregate; (C) the relocation of Executive’s primary office location to a location that is more than 75 miles from Executive’s primary office location, in each case without Executive’s prior written consent; (D) the Company’s material breach of any of the provisions of this Agreement; or (E) notwithstanding the provisions of the Securityholders Agreement, as of November 16, 2012 by and among Parent and the signatories thereto, Executive’s removal from the Board by the Board of Parent or its stockholders; provided that none of the foregoing events shall constitute Good Reason 5 001366-0001-15794-Active.29119549.5 unless the Company fails to cure such event within 30 days after receipt from Executive of written notice of the event which constitutes Good Reason; and provided, further, that “Good Reason” shall cease to exist for an event on the 60th day following the later of its occurrence or Executive’s knowledge thereof, unless Executive has given the Company written notice thereof prior to such date. (ii) If Executive’s employment is terminated by the Company without Cause (other than by reason of death or Disability) or Executive resigns as a result of Good Reason, Executive shall be entitled to receive: (A) the Accrued Rights; (B) no later than 10 days following the date of termination, the Pro-Rated Bonus; (C) subject to Executive’s continued compliance with Section 6 and material compliance with Section 7 hereof, and the execution and non- revocation of the Release (as defined below), a lump-sum cash payment within 55 days after such termination and effectiveness of the Release equal to the sum of (x) 200% of Executive’s Base Salary as of the date immediately prior to Executive’s termination of employment and (y) 200% of the actual Annual Bonus paid in respect of the immediately preceding fiscal year (or, if such termination occurs prior to the first date on which an Annual Bonus would have been paid had any payment been due, the Annual Target Bonus for the immediately preceding fiscal year), and (z) the COBRA Payment. (e) Release. Amounts payable to Executive under Sections 5(d)(ii)(B) and 5(d)(ii)(C) (collectively, the “Conditioned Benefits”) are subject to (i) Executive’s execution and non-revocation of a release of claims, substantially in the form attached hereto as Exhibit I (the “Release”), within 60 days of the date of termination and (ii) the expiration of any revocation period contained in such Release. Further, to the extent that any of the Conditioned Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60th) day following the date of Executive’s termination of employment hereunder, but for the condition on executing the Release as set forth herein, shall not be made until the first regularly scheduled payroll date following such sixtieth (60th) day, after which any remaining Conditioned Benefits shall thereafter be provided to Executive according to the applicable schedule set forth herein. (f) Expiration of Employment Term. Unless the parties otherwise agree in writing, continuation of Executive’s employment with the Company following the expiration of the Employment Term shall be deemed an employment at-will and shall not be deemed to extend any of the provisions of this Agreement and Executive’s employment may thereafter be terminated at will by either Executive or the Company; provided that the provisions of Sections 6, 7 and 8 of this Agreement shall survive any termination of this Agreement or Executive’s termination of employment hereunder. 6 001366-0001-15794-Active.29119549.5

(g) Notice of Termination; Board/Committee Resignation. Any purported termination of employment by the Company or by Executive (other than due to Executive’s death) pursuant to Section 5 of this Agreement shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. Upon termination of Executive’s employment for any reason, Executive agrees to resign, as of the date of such termination and to the extent applicable, from the Board (and any committees thereof) and the Board of Directors (and any committees thereof) of any of the Company’s affiliates (except to the extent Executive is otherwise entitled pursuant to a separate contractual arrangement to continue to serve as a member of the Board). 6. Non-Competition; Non-Solicitation. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows: (a) Non-Competition. (i) During Executive’s employment hereunder and, for a period of two years following the date Executive ceases to be employed by the Company (the “Restricted Period”), Executive will not, whether on Executive’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise whatsoever (“Person”), directly or indirectly, solicit or assist in soliciting in competition with the Restricted Group in the Business, the business of any then current or prospective client or customer with whom Executive (or Executive’s direct reports) had personal contact or dealings on behalf of the Company during the one-year period preceding Executive’s termination of employment. (ii) During the Restricted Period, Executive will not directly or indirectly: (A) engage in the Business anywhere in the United States, or in any geographical area that is within 100 miles of any geographical area where the Restricted Group engages in the Business, including, for the avoidance of doubt, by entering into the employment of or rending any services to a Core Competitor, except where such employment or services do not relate in any manner to the Business; (B) acquire a financial interest in, or otherwise become actively involved with, any Person engaged in the Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or (C) intentionally and adversely interfere with, or attempt to adversely interfere with, business relationships between the members of the 7 001366-0001-15794-Active.29119549.5

Restricted Group and any of their clients, customers, suppliers, partners, members or investors. (iii) Notwithstanding anything to the contrary in this Agreement, Executive may, directly or indirectly own, solely as an investment, securities of any Person engaged in a Business (including, without limitation, a Core Competitor) which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Executive (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 2% or more of any class of securities of such Person. (b) Non-Solicitation. During Executive’s employment hereunder and the Restricted Period, Executive will not, whether on Executive’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly: (i) solicit or encourage any employee of the Restricted Group to leave the employment of the Restricted Group; (ii) hire any executive-level employee who was employed by the Restricted Group as of the date of Executive’s termination of employment with the Company or who left the employment of the Restricted Group coincident with, or within one year prior to or one year after, the date of Executive’s termination of employment with the Company; or (iii) encourage any material consultant of the Restricted Group to cease working with the Restricted Group. (iv) For purposes of this Agreement: (A) “Restricted Group” shall mean, collectively, Parent, the Company and their respective subsidiaries and, to the extent engaged in the Business, their respective Affiliates (including The Blackstone Group L.P. and its Affiliates). (B) “Business” shall mean (1) origination, installation, or monitoring services related to residential or commercial security, life-safety, energy management, cloud storage or smart home automation services, including cloud-enabled software solutions related thereto, (2) installation or servicing of residential or commercial solar panels or sale of electricity generated by solar panels, (3) design, engineering or manufacturing of technology or products related to residential or commercial security, life-safety, energy management or cloud storage, smart home automation services, including cloud-enabled software solutions related thereto, and/or (4) provision of wireless voice or data services and cloud storage, including internet, into the home. (C) “Core Competitor” shall mean ADT Inc. , Protection 1, Inc., Protect America, Inc., Stanley Security Solutions, Inc., Vector Security, Inc., Slomins, Inc., Monitronics International, Inc. (Brinks Home Security) , Life Alert, 8 001366-0001-15794-Active.29119549.5

Comcast Corporation, AT&T Inc., Verizon Communications, Inc., DISH Network Corp., Pinnacle, Microsoft Corporation, Amazon.com, Inc., Alphabet, Inc., Arlo Technologies, Inc., SimpliSafe, Inc. Control4 Corp., Alarm.com, Inc., Tyco Integrated Security, Resideo Technologies, Inc., Honeywell International Inc., and each of their respective Affiliates, Sungevity, Inc., RPS, Sunrun Inc., Solar City, Clean Power Finance, SunPower Corporation, Corbin Solar Solutions LLC, Galkos Construction, Inc., and any of their respective current or future dealers. (c) During the Restricted Period, Executive agrees not to make, or cause any other person to make, any communication that is intended to criticize or disparage, or has the effect of criticizing or disparaging, Parent or any of its affiliates, agents or advisors (or any of its or their respective employees, officers or directors (it being understood that comments made in Executive’s good faith performance of his duties hereunder shall not be deemed disparaging or defamatory for purposes of this Agreement). During the Restricted Period, the Company shall instruct its executive officers and directors to refrain from intentionally making any public communication outside the ordinary course of such person’s business that is intended to criticize or disparage, or has the effect of criticizing or disparaging, Executive. Nothing set forth herein shall be interpreted to prohibit either party from responding truthfully to incorrect public statements, making truthful statements when required by law, subpoena or court order and/or from responding to any inquiry by any regulatory or investigatory organization. (d) It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 6 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Section 6 is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Section 6 is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein (e) The period of time during which the provisions of this Section 6 shall be in effect shall be extended by the length of time during which Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief. (f) The provisions of this Section 6 shall survive the termination of Executive’s employment for any reason, including but not limited to, any termination other than for Cause. 7. Confidentiality; Intellectual Property. (a) Confidentiality. (i) Executive will not at any time (whether during or after Executive’s employment with the Company), (x) retain or use for the benefit, purposes or account of 9 001366-0001-15794-Active.29119549.5

Executive or any other Person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company (other than Executive’s professional advisers who are bound by confidentiality obligations or otherwise in performance of Executive’s duties under Executive’s employment and pursuant to customary industry practice), any non-public, proprietary or confidential information – including, without limitation, trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals – concerning the past, current or future business, activities and operations of Parent, its subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to Parent, its subsidiaries or Affiliates on a confidential basis (“Confidential Information”) without the prior written authorization of the Board. (ii) “Confidential Information” shall not include any information that is (a) generally known to the industry or the public other than as a result of Executive’s breach of this covenant; (b) made legitimately available to Executive by a third party without breach of any confidentiality obligation of which Executive has knowledge; or (c) required by law to be disclosed; provided that with respect to subsection (c) Executive shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and reasonably cooperate with any attempts by the Company to obtain a protective order or similar treatment. (iii) Except as required by law, Executive will not disclose to anyone, other than Executive’s family (it being understood that, in this Agreement, the term “family” refers to Executive, Executive’s spouse, children, parents and spouse’s parents) and advisors, the existence or contents of this Agreement; provided that Executive may disclose to any prospective future employer the provisions of Sections 6 and 7 of this Agreement. This Section 7(a)(iii) shall terminate if the Company publicly discloses a copy of this Agreement (or, if the Company publicly discloses summaries or excerpts of this Agreement, to the extent so disclosed). (iv) Upon termination of Executive’s employment with the Company for any reason, Executive shall (A) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its subsidiaries or affiliates; and (B) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Executive’s possession or control (including any of the foregoing stored or located in Executive’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information, except that Executive may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information. 10 001366-0001-15794-Active.29119549.5

(v) Nothing in this Agreement shall prohibit or impede Executive from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law. Executive understands and acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (a) in confidence to a federal, state or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Except as otherwise provided in this paragraph or under applicable law, under no circumstance is Executive authorized to disclose any information covered by the Company’s attorney-client privilege or attorney work product or the Company’s trade secrets, without the prior written consent of the Company. Executive does not need the prior authorization of (or to give notice to) the Company regarding any communication, disclosure or activity described in this paragraph. (b) Intellectual Property. (i) If Executive creates, invents, designs, develops, contributes to or improves any works of authorship, inventions, intellectual property, materials, documents or other work product (including without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials) (“Works”), either alone or with third parties, at any time during Executive’s employment by Parent or the Company and within the scope of such employment and/or with the use of any of Parent’s or the Company’s resources (“Company Works”), Executive shall promptly and fully disclose same to the Company and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all of Executive’s right, title, and interest therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition, other intellectual property laws, and related laws) to the Company to the extent ownership of any such rights does not vest originally in the Company. If Executive creates any written records (in the form of notes, sketches, drawings, or any other tangible form or media) of any Company Works, Executive will keep and maintain same. The records will be available to and remain the sole property and intellectual property of the Company at all times. (ii) Executive hereby irrevocably assigns, transfers and conveys to the Company all of his right, title and interest in (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition, other intellectual 11 001366-0001-15794-Active.29119549.5 property laws, and related laws) any Works created, invented, designed, developed, contributed to or improved by Executive, either alone or with third parties at any time on or prior to November 16, 2012 to the extent such Works are (A) used in or relate to the past, present or future businesses of the Company and/or (B) associated with wireless data or voice products or services, including any high-speed wireless internet projects, products or services (all of the foregoing, collectively, “Prior Works”). It is expressly understood and agreed that although Executive and the Company consider this Agreement to be valuable and sufficient consideration for the above assignments, if a final judicial determination is made by a court of competent jurisdiction that (A) any such assignment is unenforceable against Executive, the provisions of this Section 7 shall not be rendered void but shall be deemed amended to apply as to such maximum assignment of rights as such court may judicially determine or indicate to be enforceable, or (B) any Work or any aspect thereof cannot be so assigned, Executive hereby grants to the Company a worldwide, fully paid-up, royalty-free, perpetual, irrevocable, transferable and sublicensable license to use such Work in connection with the past, present and future businesses of the Company. (iii) Executive shall take all requested actions and execute all requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Company Works and the Prior Works. If Executive is unwilling or unable for any reason to sign any document for this purpose, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney in fact, such appointment to be a right coupled with an interest and non-revocable, to act for and on Executive’s behalf and stead to execute any documents and to do all other lawfully permitted acts in connection with the foregoing. (iv) Executive shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with the Company any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. Executive shall comply with all relevant policies and guidelines of the Company that are from time to time previously disclosed to Executive, including regarding the protection of Confidential Information and intellectual property and potential conflicts of interest. (v) The provisions of Section 7 hereof shall survive the termination of Executive’s employment for any reason. 8. Specific Performance. Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Section 6 and Section 7 of this Agreement would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled, in addition to any other remedy 12 001366-0001-15794-Active.29119549.5 available at law or equity, to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. In addition, upon any breach of Section 6 or any material breach of Section 7 of this Agreement, Executive shall promptly return to the Company upon request all cash payments made to Executive pursuant to Section 5 (if any), less any amounts paid by Executive as taxes in respect of such payments (unless such taxes are actually recovered by Executive from the relevant governmental authority, in which case such tax amounts also shall be returned to the Company). Any determination under this Section 8 of whether Executive is in compliance with Section 6 hereof and material compliance with Section 7 hereof shall be determined based solely on the contractual provisions provided therein and the facts and circumstances of Executive's actions without regard to whether the Company could obtain an injunction or other relief under the law of any particular jurisdiction. 9. Miscellaneous. (a) Indemnification; Directors’ and Officers’ Insurance. The Company shall indemnify and hold Executive harmless for all acts and omissions occurring during his employment with the Company or service as a member of the Board to the extent provided under the Company’s charter, by-laws and applicable law, and shall promptly advance to Executive or Executive’s heirs or representatives all damages, costs, liabilities, losses and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Expenses”) as a result of any claim, demand, request, investigation, dispute, controversy, threat, discovery request or request for testimony or information (collectively, a “Claim”) or any proceeding (whether civil, criminal, administrative or investigative), or any threatened Claim or proceeding (whether civil, criminal, administrative or investigative), against Executive that arises out of or relates to Executive’s service as an officer, director or employee, as the case may be, of the Company, or Executive’s service in any such capacity or similar capacity with an affiliate of the Company or other entity at the request of the Company, upon receipt by the Company of a written request with appropriate documentation of such Expenses, and an undertaking by Executive to repay the amount advanced if it shall ultimately be determined that Executive is not entitled to be indemnified by the Company against such Expenses. During the Employment Term and for a term of six years thereafter, the Company, or any successor to the Company, shall purchase and maintain, at its own expense, directors and officers liability insurance providing coverage for Executive in the same amount as for members of the Board. (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. (c) Jurisdiction; Venue. Except as otherwise provided in Section 8 in connection with equitable remedies, each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any federal court sitting in the Southern District of New York or any state court in the First Judicial Department over any suit, action or proceeding arising out of or relating to this Agreement and each of the parties agrees that any action relating in any way to this Agreement must be commenced only in the courts of the State of New York, federal or state. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, 13 001366-0001-15794-Active.29119549.5 any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by certified mail, return receipt requested, or by recognized overnight courier service, to the address of such party set forth in Section 9(j). (d) Entire Agreement; Amendments. This Agreement (including, without limitation, the schedules and exhibits attached hereto) contains the entire understanding of the parties with respect to the employment of Executive by the Company, and supersedes all prior agreements and understandings (including verbal agreements) between Executive and the Company and/or its current or former affiliates regarding the terms and conditions of Executive’s employment with the Company and/or its current or former affiliates, including, without limitation, the Prior Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement (including, without limitation, the schedules and exhibits attached hereto) may not be altered, modified, or amended except by written instrument signed by the parties hereto. (e) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. (f) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby. (g) Assignment. This Agreement, and all of Executive’s rights and duties hereunder, shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement shall be assigned by the Company to a person or entity which is a successor in interest (“Successor”) to substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity. (h) Set Off; No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment, and such payments shall not be reduced by any compensation or benefits received from any subsequent employer or other endeavor. Any amounts due under Section 5 of this Agreement are considered reasonable by the Company and are not in the nature of a penalty. (i) Compliance with Code Section 409A. (i) The intent of the parties is that payments and benefits under this Agreement comply with or be exempt from Code Section 409A and, accordingly, to the 14 001366-0001-15794-Active.29119549.5 maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause Executive to incur any additional tax or interest under Code Section 409A, the Company shall, after consulting with and receiving the approval of Executive, reform such provision in a manner intended to avoid the incurrence by Executive of any such additional tax or interest. (ii) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A, and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” The determination of whether and when a separation from service has occurred for proposes of this Agreement shall be made in accordance with the presumptions set forth in Section 1.409A-1(h) of the Treasury Regulations. (iii) Any provision of this Agreement to the contrary notwithstanding, if at the time of Executive’s separation from service, the Company determines that Executive is a “specified employee,” within the meaning of Code Section 409A, then to the extent any payment or benefit that Executive becomes entitled to under this Agreement on account of such separation from service would be considered nonqualified deferred compensation under Code Section 409A, such payment or benefit shall be paid or provided at the date which is the earlier of (i) six (6) months and one day after such separation from service and (ii) the date of Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 9(i) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or provided to Executive in a lump-sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. (iv) Any reimbursements and in-kind benefits provided under this Agreement that constitute deferred compensation within the meaning of Code Section 409A shall be made or provided in accordance with the requirements of Code Section 409A, including that (A) in no event shall any fees, expenses or other amounts eligible to be reimbursed by the Company under this Agreement be paid later than the last day of the calendar year next following the calendar year in which the applicable fees, expenses or other amounts were incurred; (B) the amount of expenses eligible for reimbursement, or in-kind benefits that the Company is obligated to pay or provide, in any given calendar year shall not affect the expenses that the Company is obligated to reimburse, or the in- kind benefits that the Company is obligated to pay or provide, in any other calendar year, provided that the foregoing clause (B) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect; and (C) Executive’s right to have the Company pay or provide such reimbursements and in- kind benefits may not be liquidated or exchanged for any other benefit. 15 001366-0001-15794-Active.29119549.5

(v) For purposes of Code Section 409A, Executive’s right to receive any installment payments shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (for example, “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement, to the extent such payment is subject to Code Section 409A. (j) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt. If to the Company: c/o APX Group, Inc. 4931 North 300 West Provo, Utah 84604 Attention: General Counsel 16 001366-0001-15794-Active.29119549.5

with a copy (which shall not constitute notice) to: The Blackstone Group 345 Park Avenue New York, New York 10154 Attention: Peter Wallace and Simpson Thacher & Bartlett LLP 425 Lexington Avenue, New York, New York 10017 Attention: Gregory T. Grogan If to Executive: To the most recent address of Executive set forth in the personnel records of the Company. (k) Executive Representation. Executive hereby represents to the Company that the execution and delivery of this Agreement by Executive and the Company and the performance by Executive of Executive’s duties hereunder shall not constitute a breach of the terms of any employment agreement or other agreement or written policy to which Executive is a party or otherwise bound. Executive hereby further represents that he is not subject to any restrictions on his ability to solicit, hire or engage any employee or other service-provider. Executive agrees that the Company is relying on the foregoing representations in entering into this Agreement and related equity-based award agreements. (l) Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. (m) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. 17 001366-0001-15794-Active.29119549.5

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written. APX GROUP, INC. /s/ Shawn Lindquist By: Shawn Lindquist Title: Chief Legal Officer EXECUTIVE /s/ Todd Pedersen Todd Pedersen 001366-0001-15794-Active.29119549.5

Exhibit I RELEASE AND WAIVER OF CLAIMS This Release and Waiver of Claims (“Release”) is entered into and delivered to APX Group, Inc. (the “Company”) as of this [●] day of _________, 201[_], by Todd Pedersen (the “Executive”). The Executive agrees as follows: 1. The employment relationship between the Executive and the Company and its subsidiaries and affiliates, as applicable, terminated on the [●] day of _______, 20[_] (the “Termination Date”) pursuant to Section [__] of the Amended & Restated Employment Agreement between the Company and Executive dated March 4, 2019 (“Employment Agreement”). 2. In consideration of the payments, rights and benefits provided for in Sections 5(d)(ii)(B) and 5(d)(ii)(C) of the Employment Agreement (collectively, as applicable, the “Separation Terms”) and this Release, the sufficiency of which the Executive hereby acknowledges, the Executive, on behalf of himself and his agents, representatives, attorneys, administrators, heirs, executors and assigns (collectively, the “Employee Releasing Parties”), hereby releases and forever discharges the Company Released Parties (as defined below), from all claims, charges, causes of action, obligations, expenses, damages of any kind (including attorneys fees and costs actually incurred) or demands, in law or in equity, whether known or unknown, which may have existed or which may now exist from the beginning of time to the date of this Release, arising from or relating to Executive’s employment or termination from employment with the Company or otherwise, including a release of any rights or claims the Executive may have under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Older Workers Benefit Protection Act; the Americans with Disabilities Act of 1990; the Rehabilitation Act of 1973; the Family and Medical Leave Act of 1993; Section 1981 of the Civil Rights Act of 1866; Section 1985(3) of the Civil Rights Act of 1871; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; any other federal, state or local laws against discrimination; or any other federal, state, or local statute, regulation or common law relating to employment, wages, hours, or any other terms and conditions of employment. This includes a release by the Executive of any and all claims or rights arising under contract (whether written or oral, express or implied), covenant, public policy, tort or otherwise. For purposes hereof, “Company Released Parties” shall mean the Company and any of its past or present employees, agents, insurers, attorneys, administrators, officials, directors, shareholders, divisions, parents, members, subsidiaries, affiliates, predecessors, successors, employee benefit plans, and the sponsors, fiduciaries, or administrators of the Company’s employee benefit plans. 3. The Executive acknowledges that the Executive is waiving and releasing rights that the Executive may have under the ADEA and other federal, state and local statutes contract and the common law and that this Release is knowing and voluntary. The Executive and the Company agree that this Release does not apply to any rights or claims that may arise after the date of execution by Executive of this Release. The Executive acknowledges that the consideration given for this Release is in addition to anything of value to which the Executive is 001366-0001-15794-Active.29119549.5 already entitled. The Executive further acknowledges that the Executive has been advised by this writing that: (i) the Executive should consult with an attorney prior to executing this Release; (ii) the Executive has up to twenty-one (21) days within which to consider this Release, although the Executive may, at the Executive’s discretion, sign and return this Release at an earlier time, in which case the Executive waives all rights to the balance of this twenty-one (21) day review period; and (iii) for a period of 7 days following the execution of this Release in duplicate originals, the Executive may revoke this Release in a writing delivered to the Chairman of the Board of Directors of the Company, and this Release shall not become effective or enforceable until the revocation period has expired. 4. This Release does not release the Company Released Parties from (i) any obligations due to the Executive under the Separation Terms, (ii) any rights Executive has to indemnification by the Company and to directors and officers liability insurance coverage, (iii) any vested rights the Executive has under the Company’s employee pension benefit and group healthcare benefit plans as a result of Executive’s actual service with the Company, (iv) any fully vested and nonforfeitable rights of the Executive as a shareholder or member of the Company or its affiliates, (v) any rights of the Executive pursuant to any equity or incentive award agreement with the Company, or (vi) any rights which cannot be waived by an employee under applicable law. 5. The Executive represents and warrants that he has not filed any action, complaint, charge, grievance, arbitration or similar proceeding against the Company Released Parties. 6. This Release is not an admission by the Company Released Parties or the Employee Releasing Parties of any wrongdoing, liability or violation of law. 7. The Executive shall continue to be bound by the restrictive covenants contained in the Employment Agreement which are incorporated herein by reference. 8. This Release shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws. 9. Each of the sections contained in this Release shall be enforceable independently of every other section in this Release, and the invalidity or unenforceability of any section shall not invalidate or render unenforceable any other section contained in this Release. 10. The Executive acknowledges that the Executive has carefully read and understands this Release, that the Executive has the right to consult an attorney with respect to its provisions and that this Release has been entered into knowingly and voluntarily. The Executive acknowledges that no representation, statement, promise, inducement, threat or suggestion has been made by any of the Company Released Parties to influence the Executive to sign this Release except such statements as are expressly set forth herein or in the Employment Agreement. 2 001366-0001-15794-Active.29119549.5

Executive has executed this Release as of the day and year first written above. EXECUTIVE ____________________________________ Todd Pedersen 001366-0001-15794-Active.29119549.5